Exhibit 99.1

RCI Announces Closing on the Acquisition of 11 Adult Clubs in Six States

HOUSTON, October 19, 2021 – RCI Hospitality Holdings, Inc. (Nasdaq: RICK) announced closing yesterday on the acquisition of 11 adult nightclubs in six states, the clubs’ intellectual property, and six related real estate properties. The company previously announced definitive agreements for the acquisition on July 26. Financial terms remained the same.

Eric Langan, President and CEO of RCI Hospitality Holdings, Inc., said, “We’re excited about this acquisition and the new team members who are joining us. The new clubs increase our current unit count by 23%, to 58 locations. They expand our footprint with five in Denver, CO; two near St. Louis, MO; and one each in Indianapolis, IN, Louisville, KY, Raleigh, NC, and Portland, ME. They generated approximately $40 million in revenue and $14 million in adjusted EBITDA in the year ended December 31, 2019. We expect them to be accretive to earnings and cash flow in year one and hope to improve upon their run rate.”

Approximately $3 million in maintenance capital expenditures is expected to be spent on the newly acquired locations in the current fiscal 2022 to significantly revitalize the clubs and improve the customer experience. Company-wide, RCI FY22 maintenance capex is expected to total about $7 million.

Clubs Acquired

Club Name	Location	URL
Mile High Men’s Club	Denver, CO*	https://milehighmensclub.com/
PT’s Showclub Centerfold	Denver, CO*	https://ptscenterfold.com/
The Diamond Cabaret Denver	Denver, CO	https://thediamondcabaret.com/
PT’s Showclub Denver	Denver, CO*	https://ptsshowclubdenver.com/
La Boheme Gentlemen’s Cabaret	Denver, CO	https://labohemegc.com/
PT’s Showclub Indianapolis	Indianapolis, IN*	https://ptsshowclubindy.com/
PT’s Showclub Louisville	Louisville, KY*	https://ptsshowclublouisville.com/
PT’s Showclub Portland	Portland, ME*	https://ptsshowclubportland.com/
The Men’s Club of Raleigh	Raleigh, NC	https://mensclubraleigh.com/
The Diamond Cabaret St Louis	Sauget, IL	https://diamondcabaretstlouis.com/
Country Rock Cabaret	Sauget, IL	https://countryrockcabaret.com/

* Real estate being acquired.

About RCI Hospitality Holdings, Inc. (Nasdaq: RICK)

With more than 50 units, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in gentlemen’s clubs and sports bars/restaurants. Clubs in New York City, Chicago, Dallas/Ft. Worth, Houston, Miami, Minneapolis, Denver, St. Louis, Charlotte, Pittsburgh, Raleigh, Louisville, and other markets operate under brand names such as Rick’s Cabaret, XTC, Club Onyx, Vivid Cabaret, Jaguars Club, Tootsie’s Cabaret, and Scarlett’s Cabaret. Sports bars/restaurants operate under the brand name Bombshells Restaurant & Bar. Please visit http://www.rcihospitality.com/

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Forward-Looking Statements

This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company’s actual results to differ materially from those indicated in this press release, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the company’s businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, (vi) the impact of the COVID-19 pandemic, (vii) the acquisition of the clubs and real estate that are the subject of this press release, and (viii) numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. For more detailed discussion of such factors and certain risks and uncertainties, see RCI’s annual report on Form 10-K for the year ended September 30, 2020, as well as its other filings with the U.S. Securities and Exchange Commission. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.

Media & Investor Contacts: Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

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